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                               LICENSE AGREEMENT
                               -----------------

        THIS LICENSE AGREEMENT is entered the 22nd day of March, 1996, by and between Bender & Company, Inc. (the "Licensor"), having an office at 70 South Orange Avenue, Livingston, New Jersey, and OMNIPOINT COMMUNICATIONS, INC. (the "Licensee"), a Delaware Corporation, having an office at 360 Newark-Pompton Turnpike, Wayne, New Jersey 07470.

                             W I T N E S S E T H:

        WHEREAS, by Orders dated June 28, 1993 and July 22, 1994, Licensor was duly appointed rent receiver of Mountain Lakes Corporate Center II, 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046 (the "building") by the Hon. Kenneth C. MacKenzie, P.J. Ch, in litigation entitled Teachers Insurance and
                                                      ----------------------
Annuity Association of America v. Glen Properties, et als., Docket Nos:
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F-3982-93 and F-3983-93;

        WHEREAS, said Orders mandate that the Licensor take charge of the building in lieu of Glen Properties ("Glen") and authorize the Licensor to lease, rent or otherwise license space in the building to tenants or third-parties; and

        WHEREAS, Licensor now desires to provide to Licensee temporary space in the building with no interest or estate being granted herein and Licensee now desires to use said space while acknowledging it will receive no interest or estate granted herein;

        NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

        1. Description of Licensed Premises. The Licensor hereby grants to
           --------------------------------
Licensee a license to use approximately 10,000 square feet of rentable space on the second (2nd) floor of the building (the "premises"), the location of which is outlined on the floor plan annexed hereto and made an integral part of this License Agreement.

        2. Term. The term of the license shall commence on March 22, 1996 and
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shall continue on a month-to-month basis but in no event shall such term continue for more than a twelve (12) month period or no later than March 21, 1997. Before March 21, 1997, Licensor or Licensee may terminate or revoke this agreement by giving the other party sixty (60) days prior written notice of termination.

        3. Tenant's Improvements. Licensor shall deliver and Licensee agrees to
           ---------------------
accept the premises in an "as-is" condition,

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except that the premises shall be broom clean upon the commencement of this
License Agreement.

    4.  Use.  Licensee acknowledges and agrees that the premises are to be used
        ---
only for general office use in connection with Licensee's principal business which is that of an administrative office. Licensee agrees to conduct its business in a good and orderly manner and is to keep the premises and the surrounding premises in a clean and sanitary condition. Upon the expiration of this License Agreement or Licensor's termination or revocation hereof, Licensee shall peacefully yield up to Licensor the premises in good order, repair and broom clean condition, ordinary wear and tear excepted.

    5.  Fee.  Licensee agrees to pay Licensor for use of the premises Four
        ---
Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67) per month at the rate of Five and 00/100 Dollars ($5.00) per square foot. However, if Licensor determines, in its sole but reasonable judgment, that Licensee's consumption of utilities is excessive, Licensee shall pay to Licensor an additional charge for such excessive consumption, as determined by a third-party, electrical-surveying company appointed by Licensor. All payments for use of the premises are payable without any demand, set-off or deduction of any kind, upon the first day of each calendar month in advance.

    6. Licensee's Covenants. The Licensee covenants that no waste or damage
       --------------------
shall be committed upon or to the premises; that the premises shall be used for only the purpose hereinabove stated; that said premises shall not be used for any unlawful purpose and no violations of law or ordinance or duly constituted authority shall be committed thereon. Throughout the term hereof, Licensee, at Licensee's own cost and expense, shall take good care of the premises, make all necessary repairs to the same due to the actions or inaction of Licensee, except structural repairs not necessitated by the actions of Licensee, which repairs and installations shall be equal in quality to the original work; promptly pay the expense of such repairs and installations; supply and install all lights, light bulbs and lighting to the extent replacement of existing lights, light bulbs and lighting shall be necessary to keep the premises adequately illuminated; give prompt notice to Licensor of any damage that may occur; execute and comply with all laws, rules, order, ordinances and regulations at any time issued or in force, applicable to the premises or Licensee's use thereof, of the City, County, State and Federal Governments and Licensor, and of each and every department, bureau and officer thereof, and of the Board of Fire Underwriters thereof.

    7.  Licensor's Covenants.  The Licensor covenants that it has the legal
        --------------------
authority to enter into this License Agreement and to license the premises to Licensee; that Court approval of this License Agreement is not required; that a Certificate of Occupancy

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is not required for the premises due to the fact that no alterations are being made to the premises; that janitorial services, comparable to those being provided to the tenants in the building, shall be provided in the premises by Licensor at no additional cost to Licensee (unless Licensee generates "excessive" refuse or rubbish which increases the cost of cleaning the premises for which Licensee shall pay an additional cost); Licensor shall provide electricity, heat (during business hours), and air conditioning (during building hours) in the premises and water in the building.

    8.  No Assignment, Sublet or Transfer.  Licensee shall not assign, sublet,
        ---------------------------------
mortgage or encumber this License Agreement or suffer or permit the premises or any part thereof to be used by others.

    9.  Licensor Not Liable.  It is agreed that Licensor shall not be liable to
        -------------------
the Licensee or any other person on or about the premises for any damage either to person or property, or for any loss incurred on or about the premises through the fault of the Licensee and/or its agents, servants, employees, contractors, invitees. Additionally, it is agreed that Licensee shall not be liable to the Licensor or any other person on or about the premises for any damage either to person or property, or for any loss incurred on or about the premises through the gross negligence or willful misconduct of the Licensor and/or its agents, servants, employees or contractors.

    10. Indemnification of Licensor.  Unless liability is due to the gross
        ---------------------------
negligence or willful misconduct of Licensor, Licensee shall be liable as herein set forth. Licensee's occupancy of the premises shall be upon all the terms and conditions hereof and shall be by Licensee's own risk. Licensee agrees to be responsible for any damage to the property of Licensor which may result from any use of the premises (except for latent defects), or any act done thereon by the Licensee or any person coming or being thereon by the license of the Licensee, express or implied, and also to save the Licensor harmless from any liability to any person, for damage to person or property resulting from any such causes, and to protect such liability with public liability insurance of not less than Three Million and 00/100 ($3,000,000.00) Dollars at Licensee's cost and expense and under which Licensor is designated as an insured for the full amount thereof, and to furnish Licensor, proof that premises are covered by Licensee's policy.

    11. Default.  If Licensee shall default in the performance or observance of
        -------
any agreement or condition on its part to be performed or observed, and if Licensee shall fail to cure said default within ten (10) days after written notice of said default from Licensor, then Licensor may immediately, or at any time thereafter, and without further notice, terminate or revoke this License Agreement, and Licensee shall forthwith quit the premises

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without summary proceeding. In addition thereto, Licensee shall remain liable to
Licensor for all damages sustained by Licensor arising from said default by Licensee.

        12. Licensee's Property. If, after ten (10) days following expiration or
            -------------------
Licensor's termination of this License Agreement, Licensee has failed to remove any property brought upon the premises by Licensee, then said property shall be deemed abandoned by the Licensee and shall become the property of the Licensor, or Licensor may notify Licensee to remove same at Licensee's own cost and such actual expense, and upon failure of Licensee to do so, Licensor may, in addition to any other remedies available to it, remove said property as the duly authorized agent of Licensee, and store the same in the name and at the expense of Licensee or those claiming receipt, and Licensee will pay to Licensor such expense upon the removal and storage of Licensee's property, irrespective of the length of time and storage.

        13. No Estate or Interest. Licensee acknowledges and agrees that nothing
            ---------------------
contained in this License Agreement shall be deemed or construed as providing Licensee with an estate or interest in the premises. Licensee further acknowledges and agrees as a result thereof that Licensee will not assert any claims against Licensor for breach or otherwise hereunder.

        14. Building Hours. The building's hours of operation are 8:00 A.M. to
            --------------
6:00 P.M., Monday to Friday and 9:00 A.M. to 1:00 P.M., Saturday, holidays excepted. The building holidays are as follows: New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. Tenant shall pay Sixty-Five and 00/100 ($65.00) Dollars per hour for overtime HVAC. However, Tenant shall have twenty-four (24) hour per day, three hundred sixty-five (365) day per year access to the premises.

        15. Termination. Licensor and Licensee further acknowledge that a lease
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for Licensee's prospective rental of approximately 24,000 rentable square feet in Mountain Lakes Corporate Center I is presently being negotiated. In the event that such a lease is consummated, and notwithstanding any language in Paragraph 2 of this License Agreement to the contrary, Licensor and Licensee agree that this License Agreement shall terminate upon the commencement of such a lease, but not prior to the commencement of such a lease, provided that such a lease commences on or before March 21, 1997 and that the terms and conditions of such a lease shall be binding upon the parties.

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        IN WITNESS WHEREOF, this License Agreement has been duly executed by the parties hereto, intending to be legally bound thereby, under seal, as of the day and year first written above.

ATTEST OR WITNESS:                        BENDER & COMPANY, INC.
                                          as Rent Receiver

/s/ Barbara C. Magliacano                 /s/ David Bender
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Dated March 26, 1996


ATTEST OR WITNESS:                        OMNIPOINT COMMUNICATIONS, INC.
                                          a Delaware corporation

/s/ Paul D. Sutton                        /s/ George Schmitt
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DATED:  March 22, 1996


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